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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-A/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 ZLAND.COM, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                33-3073713
            -----------------------                   -------------------
            (State of incorporation                     (I.R.S. Employer
                or organization)                      Identification No.)

27081 Aliso Creek Road, Aliso Viejo, California              92656
-----------------------------------------------            ----------
   (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this Form relates:
333-33462

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered
         -------------------               ------------------------------

         Not Applicable                    Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (Title of Class)

                         Preferred Stock Purchase Rights
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.01 per share (the "Common Stock") and preferred stock purchase rights (the "Rights"), of ZLand.com, Inc. (the "Registrant"). The description of the Common Stock and the Rights to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 46 of the Registrant's Registration Statement on Form S-1 (No. 333-33462) as filed with the Securities and Exchange Commission on March 29, 2000, and as amended from time to time, and such description is incorporated herein by this reference.

ITEM 2. EXHIBITS.

Exhibit
Number                       Description
-------                      -----------
  3.1       Second Restated Certificate of Incorporation of the Registrant.*

  3.2       Form of Certificate of Designation of Series A Junior Participating
            Preferred Stock.*

  3.3       Bylaws of the Registrant.*

  4.1       Specimen Common Stock Certificate.+

  4.2       Form of Rights Agreement.*

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*   Incorporated by reference to the similarly numbered exhibit to the
    Registrant's Registration Statement on Form S-1 (No. 333-33462) filed with the Securities and Exchange Commission on March 29, 2000, as amended from time to time.

+   Filed herewith.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 24, 2000                    ZLand.com, Inc.


                                          By: /s/ John W. Veenstra
                                             ----------------------------------
                                              John W. Veenstra,
                                              Chief Executive Officer